“Focused manufacturer of engineered lifting equipment” Exhibit 99.2 Manitex International, Inc. Conference Call First Quarter 2014 May 8th, 2014

Forward Looking Statements &
Non GAAP Measures
“Focused
manufacturer of
engineered lifting
equipment”
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity;
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,”
“project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,”
and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the
Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results.
Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation.  Manitex believes that this information is useful to understanding its operating results without the impact of special items. See
Manitex’s First Quarter 2014 Earnings Release on the Investor Relations section of our website
www.manitexinternational.com for a description and/or reconciliation of these measures.

“Focused
manufacturer of
engineered lifting
equipment”
Overview
• Modest growth in Q1-2014 but favorable comparisons to Q1-2013:
– Sales of $62.6 million (5.1% increase)
– Net income of $1.9 million (unchanged from Q1-2013) after ConExpo expenses
– EPS $0.14 (after $0.03 ConExpo impact)
– EBITDA $4.7 million (14.6% increase), 7.5% of sales
• Q1-2014 revenues impacted by slowing orders and lower backlog in Q4-2013 leading to lower levels of production in Q1.
• However, significant order intake towards end of Q1-2014 led to increase in backlog of ~30% to $100 million, which will be basis for increased production rates for the balance of 2014.
• Expect significantly improved results for second quarter and remainder of 2014
• Higher sales and return to more normalized gross margin, EBITDA and net income.
• Q2-2014 expected to be in excess of $70 million in revenues

“Focused
manufacturer of
engineered lifting
equipment”
Commercial Overview
•Slow start to the year but order demand picked up rapidly towards the end of the quarter and this has continued to date, particularly for truck mounted cranes.
•Planning to increase production to improve lead times and balance with demand levels.
•Broad based order book although boom trucks continue to be heavily represented.
•Product revenue profile remains consistent i.e. still focused on more specialized, higher tonnage units or industry specific product (e.g. energy). Truck cranes 40ton plus were more than double
Q1-2013 shipments. Material handling equipment slower, container handling equipment steady in the quarter and expecting to grow further
•Announced
2nd
5 year US Navy contract for specialized material handling equipment. Initial value $26m and up to $38m with options. Deliveries commence 2015. (Not reflected in backlog)
•3/31/14 Backlog of $100 million (12/31/13, $77.3 million):
•Book to bill ratio of 136% in Q1-2014, compared to 62% for Q1-2013 and 70% for Q4-2013.
•Still expect N. American market to move in consistent positive trend, (increase in backlog indicates improving confidence as did response and discussions at ConExpo). However, still relatively slow rate of growth and a long way from the peak of 2007-8.
•Increasing activity in Mexico.
•Expect to see energy developments pick up. As at April 25, N. America rig count YOY increase of 1.1% and 1.6% from Q4-2013
•European markets gradually improving

Key Figures - Quarterly
“Focused
manufacturer of
engineered lifting
equipment”
USD thousands
Q1-2014 Q1-2013 Q4-2013
Net sales $62,576 $59,566 $65,431
% change in Q1-2014 to prior period
5.1% (4.4%)
Gross profit 11,604 10,236 12,779
Gross margin %
18.5% 17.2% 19.5%
Operating expenses 7,993 6,979 7,759
Net Income 1,877 1,911 2,991
Earnings Per Share $0.14 $0.16 $0.22
Ebitda 4,722 4,121 6,225
Ebitda % of Sales
7.5% 6.9% 9.5%
Working capital 75,171 64,965 73,873
Current ratio 2.5 2.4 2.5
Backlog 100,023 107,792 77,281
% change in Q1-2014 to prior period
(7.2%) 29.4%

“Focused
manufacturer of
engineered lifting
equipment”
Q1-2014 Operating Performance
$m $m
Q1-2013 Net income 1.9
Gross profit impact of increased sales of $3.0 million
(2014 sales less 2013 sales at 2013 gross profit % ).
0.5
Impact from improved margin
(2014 gross profit % - 2013 gross profit % multiplied by 2014 sales)
0.9
Increase in gross profit 1.4
Decrease in R&D expense
ConExpo expenses
SG&A expense from acquired businesses
0.1
(0.7)
(0.4) (1.0)
Interest (0.2)
Increase in tax (0.2)
Q1-2014 Net income $       1.9

Working Capital
“Focused
manufacturer of
engineered lifting
equipment”
$000
Q1-2014 Q4-2013
Working Capital $75,171 $73,873
Days sales outstanding (DSO) 63 53
Days payable outstanding (DPO) 51 45
Inventory turns 2.7 2.9
Current ratio 2.5 2.5
Operating working capital 91,962 86,682
Operating working capital % of
annualized LQS
36.7% 33.1%
•Working capital increase Q1-2014 v Q4-2013, of $1.3m:
•Trade & Other Receivables $5.6m, Inventory $2.2m, offset by reduced cash
$5m, and increased accounts payable $2.5m, short term working capital borrowings $0.4m and other current liabilities $0.6m.
•Working capital ratios: DSO increase due to timing of sales during the quarter and a higher proportion of international sales

“Focused
manufacturer of
engineered lifting
equipment”
$000
Q1-2014 Q4-2013
Total Cash $1,050 $6,091
Total Debt 52,668 54,231
Total Equity 87,097 84,991
Net capitalization 138,715 133,131
Net debt / capitalization 37.2% 36.2%
Trailing 12 month EBITDA $22,084 $21,483
Debt / EBITDA x2.4 x2.5
•Debt repayments in the quarter of $1.6 million
•N. American revolver facilities, based on available collateral at 3/31/14 was $44.2m.
•N. American revolver availability at 3/31/14 of $6.4m.
Debt & Liquidity
• Net capitalization is the sum of debt plus equity minus cash
• Net debt is total debt less cash

Summary
“Focused
manufacturer of
engineered lifting
equipment”
• Q1 performance improved from Q1-2013
• Solid ~30% increase in backlog to $100 million is basis for increased levels of performance through 2014
• Indicator of improved customer confidence
• Expect Q2-2014 in excess of $70 million in revenues
• Expect 2014 to be another year of profitable growth